Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                    (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                        PACER TECHNOLOGY
        (Name of Registrant as Specified In Its Charter)

  ____________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.
  (1)Title of each class of securities to which transaction
applies:
_______________________________________________________
  (2)Aggregate number of securities to which transaction applies:
_______________________________________________________
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________
  (4)Proposed maximum aggregate value of transaction:
_______________________________________________________
  (5)Total fee paid:
_______________________________________________________

[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1)Amount Previously Paid:  ______________________
  (2)Form, Schedule or Registration Statement No.:
__________________________________________________
  (3)Filing Party:  ________________________________
  (4)Date Filed:  __________________________________

                        PACER TECHNOLOGY
                     9420 Santa Anita Avenue
               Rancho Cucamonga, California 91730
                         (909) 987-0550


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          JUNE 22, 1999

To the Shareholders of Pacer Technology:

A Special Meeting of Shareholders of Pacer Technology (the "Company") will be held at the Country Suites by Ayers, 1945 East Holt Boulevard, Ontario, California, at 9:00 a.m. on Tuesday, June 22, 1999, for the following purposes:

     1. To elect the directors of the Company for which positions the following persons will be nominated: Carl E. Hathaway, John G. Hockin II, D. Jonathan Merriman, Larry K. Reynolds and Geoffrey Tirman;

     2. To authorize the creation of a class of preferred stock consisting of 100,000 shares;

     3. To approve an amendment to the Company's 1994 Nonqualified Stock Option Plan increasing the number of shares issuable thereunder by 200,000 shares; and

     4. To consider and act upon such other matters as may properly come before the meeting or at any and all postponements or adjournments thereof.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on May
5, 1999 will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting. On May 5, 1999, there were outstanding 16,789,975 shares of the Company's common stock, each share of which entitles the holder to one vote, except in the election of directors where votes may be cumulated as described in the Proxy Statement. A complete list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder at the meeting and during ordinary business hours for a period of ten days prior to the meeting at the chief executive office of the Company at 9420 Santa Anita Avenue, Rancho Cucamonga, California.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO STAMP IF MAILED IN THE UNITED STATES. YOU MAY REVOKE ANY PROXY YOU GIVE AT ANY TIME BEFORE IT IS EXERCISED AT THE MEETING.

By Order of the Board of Directors:



John G. Hockin, II
Chairman

Rancho Cucamonga, California
May 25, 1999

                        PACER TECHNOLOGY
                     9420 Santa Anita Avenue
               Rancho Cucamonga, California 91730
                         (909) 987-0550



     PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
        TO BE HELD AT 9:00 A.M. ON TUESDAY, JUNE 22, 1999


                       GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pacer Technology (the "Company") for use at the special meeting of shareholders of the Company and at any and all postponements or adjournments of the special meeting (the "Meeting"). The Meeting will be held at 9:00 a.m. on Tuesday, June 22, 1999 at the Country Suites by Ayers, 1945 East Holt Boulevard, Ontario, California. The Company expects to mail the Proxy Statement on or about May 25, 1999.

Report to Shareholders


     A report to the shareholders of the Company for the fiscal year ended June 30, 1998 is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on May 5, 1999. The report includes financial statements examined and reported upon by KPMG Peat Marwick LLP, certified public accountants, auditors for the Company.


Voting of Securities


     The Company, a corporation existing and organized under the laws of the State of California, has one class of equity securities issued and outstanding, consisting of 16,789,975 shares of common stock, no par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those shareholders of record as of the record date, May 5, 1999, will be entitled to notice of and to vote at the Meeting and at any and all postponements or adjournments of the Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the purpose of transacting business at the Meeting.

     Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder of record on each matter which may come before the Meeting, except for the election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals to the shareholders, votes withheld have no legal effect and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     In the election of directors, each shareholder shall have the following rights: (1) to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote or (ii) to cumulate the shareholder's votes. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and a shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been placed in nomination prior to the voting, and only if the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. The proxy accompanying this Proxy Statement grants discretionary authority to cumulate votes. Votes against a candidate and votes withheld have no legal effect. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of the Company.


Revocability of Proxies


     At the Meeting, valid proxies will be voted as specified by the shareholder. Any shareholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions:
(i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or
(iii) personally attending the Meeting and revoking the proxy. A shareholder's attendance at the Meeting will not revoke the shareholder's proxy unless the shareholder affirmatively indicates at the Meeting the intention to vote the shareholder's shares in person.


Share Ownership of Management


     The following table sets forth certain information as of May 5, 1999 with respect to the shares of Common Stock beneficially owned by (i) persons known to management to own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director and (iii) all directors and officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

Name of                 Amount and Nature of         Percent of
Beneficial Owner        Beneficial Ownership (1)     Class (2)
------------------      ------------------------   --------------
Carl E. Hathaway                 200,000(3)              1.2%

John G. Hockin II              1,906,042(4) (5)         10.5%
  600 North Euclid
  Upland, CA  91786

D. Jonathan Merriman             100,000                 0.6%

Larry K. Reynolds                146,713(3)(6)           0.9%

Geoffrey Tirman                1,142,511(7)(8)           6.8%
  16101 LaGrande Drive
  Little Rock, AR  72223

All directors and officers as  4,258,544(9)             22.5%
  a group (seven persons)
-----------------------------------
(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of Common Stock shown.

(2) The percentages are calculated on the basis of the amount of outstanding shares of Common Stock plus shares of Common Stock subject to options held only by the named individual or group which are exercisable within 60 days of May 5, 1999.

(3) This figure includes 100,000 shares of Common Stock that are subject to options exercisable within 60 days of May 5, 1999.

(4) This figure includes 1,300,000 shares of Common Stock that are subject to options exercisable within 60 days of May 5, 1999.

(5) This figure includes 606,042 shares of Common Stock held in an employee benefit trust of which Dr. Hockin is the sole trustee. Dr. Hockin disclaims beneficial ownership of these shares.

(6) This figure includes 46,713 shares of Common Stock held in an employee benefit trust of which Mr. Reynolds is co-trustee. Mr. Reynolds disclaims beneficial ownership of these shares.

(7) This figure includes 1,132,511 shares of Common Stock owned of record by Talisman Capital Opportunity Fund Ltd. Mr. Tirman is the President and sole stockholder of Talisman Capital Opportunity Fund Inc., the investment manager of Talisman Capital Opportunity Fund Ltd. Mr. Tirman disclaims beneficial ownership of these shares.


(footnotes continued on following page)

(footnotes continued from previous page)

(8) This figure includes 10,000 shares of Common Stock owned of record by the Tirman's Children's Trust, of which Mr. Tirman is trustee. Mr. Tirman disclaims beneficial ownership of these shares.

(9) This figure includes 2,150,000 shares of Common Stock subject to options which are exercisable within 60 days of May 5, 1999, as well as the shares referred to in notes (5), (6) and (7) above.


              PROPOSAL ONE:  ELECTION OF DIRECTORS


General


     At the Special Meeting of Shareholders, the Company will present a slate of five nominees for election to the Board of Directors to replace all existing directors. Proxies cannot be voted for more than five persons. The directors to be elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise indicated, the enclosed proxy will be voted for the nominees described below. If any of the nominees becomes unavailable, however, the persons named as proxy holders in the enclosed proxy will vote all proxies in favor of the remainder of those nominated and for such substitute nominee(s), if any, as shall be designated by the management of the Company. The Board of Directors has no reason to believe that any of the nominees will be unavailable.


Nominees


     The names of, and certain information with respect to, the persons to be nominated by the Board of Directors for election as directors are as follows:

                                                          Director
  Name of Nominee      Age    Principal Occupation         Since
--------------------  ----    ---------------------      -----------
Carl E. Hathaway       64     Financial consultant         1985
John G. Hockin II      54     Endodontist                  1984
D. Jonathan Merriman   39     Investment banker            1999
Larry K. Reynolds      54     Attorney                     1995
Geoffrey Tirman        35     Private investor             1999

     Carl E. Hathaway has been president of Hathaway & Associates, Ltd., a financial consulting firm, since 1981.

     John G. Hockin II, Chairman of the Board since January 1984, is a private investor. Dr. Hockin has been a practicing dentist specializing in the field of endodontics for more than the past five years.

     D. Jonathan Merriman has served as Managing Director and Head of the Equity Capital Markets Group of First Security Van Kasper, San Francisco, California, an investment banking firm, since 1998. Prior to that, he served as Managing Director and Head of Capital Markets at The Seidler Companies,
Los Angeles, California, an investment banking firm, from 1997 to 1998 and as Director of Equities for Dabney/Resnick/Imperial, LLC, Beverly Hills, California, an investment banking firm, from 1994 to 1997. Mr. Merriman serves on the Board of Directors of Brio Industries, Inc.

     Larry K. Reynolds has been Secretary of the Company since October 1997. He has been an attorney in private practice in Riverside, California for more than the past five years.

     Geoffrey Tirman has served as President of Talisman Capital Inc. and Talisman Capital Opportunity Fund Inc., Little Rock, Arkansas, since 1997. These corporations serve as the investment manager of Talisman Capital Ltd. and Talisman Capital Opportunity Fund Ltd., respectively, which are British Virgin Islands investment companies. Prior to that, he was Vice President of Everest Capital Ltd., Hamilton, Bermuda, an investment company, from 1993 to 1994 and Senior Vice President of Everest Capital Ltd. from 1994 to 1997.

     The Board of Directors recommends that the shareholders vote FOR all of the foregoing nominees.


The Board of Directors and the Audit and Compensation Committees


     The Board of Directors is responsible for the general supervision, management and control of the Company's business. During the fiscal year ended June 30, 1998 the Board of Directors held six meetings. It also acted by unanimous written consent three times during the same period. Each director attended at least 75% of the Company's Board of Directors and committee meetings held during such year. The Board of Directors has an Audit Committee and a Compensation Committee but does not have a standing Nominating Committee or a committee performing similar functions.

     The Audit Committee confers with KPMG Peat Marwick LLP, the Company's auditors, regarding the scope and results of their audits and any recommendations which they may have with respect to internal accounting controls and other matters relating to accounting and auditing. The Audit Committee also considers all non-audit services performed for the Company by KPMG Peat Marwick LLP and the possible effect that the rendering of such non-audit services may have on their independence. In addition, the Audit Committee reviews with legal counsel any unregistered offering or sale of securities made by the Company. The Audit Committee did not formally meet during the fiscal year ended June 30, 1998. However, its members dealt informally with the matters required of the Audit Committee. During the fiscal year ended June 30, 1998, its members were Messrs. Joe F. Brock, DeVere McGuffin and Larry Reynolds (Messrs. Brock and McGuffin resigned from the Board in April 1999).
The Audit Committee is now composed of Messrs. John Hockin, Larry Reynolds and Geoffrey Tirman.

     The function of the Compensation Committee is to fix officers' salaries, establish salary policies for non-officer employees and to make recommendations to the Board of Directors regarding the establishment of remuneration policies of the Company. The Compensation Committee met once during the fiscal year ended June 30, 1998 and is composed of the following members: Messrs. Hathaway, Hockin and Reynolds.


Executive Officers


The names of, and certain information with respect to, the executive officers of the Company are as follows:

 Name of Officer         Age               Office
--------------------    -----        -----------------

James F. Gallagher        56           Vice President
W.T. Nightingale, III     44           Vice President

Mr. Gallagher was appointed Vice President of the Company in June 1998. Prior to that, he served as both Vice President, Sales & Marketing of the Company's Cook Bates Division from March 1998 to June 1998 and as Vice President, Sales & Marketing of the Company's Super Glue and PRO SEAL Divisions for more than the previous five years.

Mr. Nightingale has served in his present position for more than the past five years.


Executive Compensation


     The following table shows, as to each person who served as an executive officer of the Company during the fiscal year ended June 30, 1998, information concerning compensation paid to each such person for services to the Company in all capacities during the fiscal year ended June 30, 1998, as well as the total compensation paid to such persons for the Company's previous two fiscal years, provided such persons were executive officers of the Company in such fiscal years.

Summary Compensation Table
---------------------------

                                                     Other         All Other
Name and                                             Annual      Compensation
Principal Position     Year    Salary     Bonus    Compensation       (1)
------------------    ------  --------  --------  -------------  ------------
James T. Munn(2)       1998   $261,000  $    0        (3)          $5,762
  Former President     1997   $261,000  $  700        (3)          $5,044
  and Chief Executive  1996   $261,000  $    0        (3)          $3,823
  Officer

Howard J. Bloom(4)     1998   $113,446  $    0        (3)          $4,283
  Former Vice
  President

James F. Gallagher(5)  1998   $129,064  $    0        (3)          $3,787
  Vice President

W.T. Nightingale, III  1998   $130,630  $    0        (3)          $2,724
  Vice President       1997   $110,240  $    0        (3)          $1,987
                       1996   $130,560  $    0        (3)          $1,653

Robert J.
  Cavazos, Jr.(6)      1998   $110,794  $    0        (3)          $3,221
  Former Chief         1997   $104,684  $    0        (3)          $2,548
  Financial Officer    1996   $ 91,927  $    0        (3)          $1,898
-------------------------

(1)  No compensation was paid in 1996-1998 pursuant to Long Term Incentive
     Plans as that term is defined in the regulations. All Other Compensation consists of (i) Company contributions to the respective individual's Qualified Tax-Deferred Savings Plan account and (ii) Company payments of group life insurance premiums on behalf of the respective individual, as follows: 1998: Munn, Company contribution to TDSP, $4,349; group life insurance premiums, $1,414; Bloom, Company contribution to TDSP, $2,077; group life insurance premiums, $2,205; Gallagher, Company contribution to TDSP, $2,373; group life insurance premiums, $1,414; Nightingale, Company contribution to TDSP, $2,403; group life insurance premiums, $320; Cavazos, Company contribution to TDSP, $2,033; group life insurance premiums, $1,188; 1997: Munn, Company contribution to TDSP, $3,499; group life insurance premiums, $1,545; Nightingale, Company contribution to TDSP, $1,637; group life insurance premiums, $350; Cavazos, Company contribution to TDSP, $1,559; group life insurance premiums, $989; 1996: Munn, Company contribution to TDSP, $2,293; group life insurance premiums, $1,530; Nightingale, Company contribution to TDSP, $1,306; group life insurance premiums, $347; Cavazos, Company contribution to TDSP, $919; group life insurance premiums, $979.

(2)  Mr. Munn left the Company in March 1999.

(3) Other Annual Compensation consists of amounts paid for car allowances and, for one person, for dependents' insurance benefits. In all of these cases, the amounts totaled less than 10% of the officer's salary for the year.

(footnotes continued from previous page)

(footnotes continued from previous page)

(4) Mr. Bloom was appointed Vice President in June 1998 and left the Company in April 1999.

(5)  Mr. Gallagher was appointed Vice President in June 1998.

(6)  Mr. Cavazos left the Company in March 1999.


Options Granted During Fiscal 1998


     The following table summarizes the grants of options to purchase the Company's Common Stock made to the executive officers of the Company in the fiscal year ended June 30, 1998.


                               Percent of
                               Total
                               Options
                     Number of Granted to                            Value
                     Options   Employees in   Exercise  Expiration   at Grant
 Name                Granted   Fiscal Year    Price     Date         Date
-----------------   ---------  ------------   --------  ----------   --------

James T. Munn            0         0             --         --          --
Howard J. Bloom          0         0             --         --          --
James F. Gallagher    50,000     100%        $1.40625    08/01/07    $47,500*
W.T. Nightingale, III    0         0             --         --          --
Robert J. Cavazos, Jr.   0         0             --         --          --

_______________
* The stock option was valued using the Black-Scholes option-pricing model with the following assumptions: volatility rate of 64.88%, risk-free interest rate of 5.60% and an expected life of 10 years.


Option Exercises and Fiscal 1998 Year-End Values


     The following table shows, as to the executive officers of the Company, information concerning (i) the value (aggregate fair market value less exercise price) realized upon the exercise of stock options by such persons during the fiscal year ended June 30, 1998 and (ii) the number and value of the stock options held by those persons at June 30, 1998.

                                 Number    Number    Value of
                                 of        of        Unexerci-   Value of
                                 Unexer-   Unexer-   sed Exer-   Unexerci-
             Shares              cised     cised     cisable     sed Unexer-
             Acquired            Exerci-   Unexerci- In-the-     cisable In-
             on        Value     sable     sable     Money       the-Money
 Name        Exercise  Realized  Options   Options   Options     Options
--------    --------- --------- --------- --------- ---------  -------------
James T.
 Munn           0         0          0         0        --          --
Howard J.
 Bloom          0         0          0         0        --          --
James F.
 Gallagher      0         0        250,000     0     $ 59,350       --
William T.
 Nightingale,
 III          7,500    $8,678      397,500  100,000  $225,650    $ 60,800
Robert J.
 Cavazos, Jr.   0         0           0        0        --          --


Directors' Compensation


     Non-employee directors of the Company are paid $500 per month for their services, plus actual expenses for living and travel to and from the meetings. During the fiscal year ended June 30, 1998, no payments were made to the directors with respect to special assignments.


Compensation Committee Interlocks and Insider Participation


     The members of the Compensation Committee are Carl Hathaway, John Hockin and Larry Reynolds. All of such persons are non-employee directors.

     In October 1994, the Company loaned $309,187.50 to John Hockin to enable Dr. Hockin to exercise a nonqualified stock option. The note was a full recourse note, had a four-year term, bore interest at 7.89% per year, and was secured by the 485,000 shares of Pacer Common Stock purchased pursuant thereto. In 1998, the Board extended the term of the note for six months. Dr. Hockin paid portions of this note in August 1997, January 1999 and February 1999 and paid the remaining balance in full in April 1999.

     In November 1995, the Company loaned $120,967.50 to Dr. Hockin to enable Dr. Hockin to exercise warrants to purchase 381,000 shares of the Company's Common Stock. The note was a full recourse note, had a four-year term, bore interest at 6.6939% per year, and was secured by the 381,000 shares of Pacer Common Stock purchased pursuant thereto. Dr. Hockin paid this note in full in August 1997.


                REPORT OF COMPENSATION COMMITTEE


Introduction


     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of Messrs. Hathaway, Hockin and Reynolds, all non-employee Directors of the Company.

It is responsible for reviewing and recommending for approval by the Company's Board of Directors the cash and equity compensation for the Company's Chief Executive Officer and other executives. Cash compensation is comprised of salary and bonus, and equity compensation has been comprised of stock options. The Committee generally meets once per year at or shortly prior to the meeting of the Board during the first quarter of the fiscal year. This report is for the fiscal year July 1, 1997 through June 30, 1998; accordingly, the Committee met on August 1, 1997 and formulated recommendations to the Board of Directors, which acted thereon at its regular meeting on August 1, 1997.


Compensation Philosophy


     The level of compensation to executives of the Company is related to both corporate and individual performance. Corporate performance is judged based upon both the results for the immediately preceding fiscal year and, very importantly, on the Company's performance over the longer term. Individual performance is measured based upon particular responsibilities of each function, performance to specific goals, and general management skills.


Compensation Program


     The Company has a comprehensive compensation program which consists of task compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal components of the program, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term successes of the Company, are:

1. Salary: The Committee meets at least once annually to review and approve each executive's salary for each annual period of employment ending with the anniversary date of employment. If, because of this scheduling, adjustments are warranted, it is possible that increases may be effective retroactively or prospectively. The base salary component of compensation is intended to reward an executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Committee considers the following factors: individual performance, corporate performance, levels of responsibility and prior experience.
     The Committee also reviews published information regarding the compensation of executives at companies comparable to the Company to determine that the Company's compensation is both competitive and reasonable, but does not attempt to set compensation within any particular range or level by comparison with the compensation reviewed. Also considered in the evaluation is the potential that a competitor of the Company may attempt to lure a key executive employee away from the Company. Lastly, the CEO's recommendation is also considered because of the "team" approach to management utilized by the Company.

2. Bonus: Based upon the quality of corporate performance over time, corporate performance over the immediately preceding year, as well as the qualitative performance of each individual executive, the Committee recommends to the Board the amount of cash bonus (if any) to be paid to him or her. The recommendation of the CEO is also considered in determining the amount of any bonus recommended to be paid to any individual executive because of the team approach utilized by management of the Company.

3. Stock Options: Given the Company's limited resources and commitment to the bottom line, the Company believes it cannot rely solely on cash compensation to compete for and to provide incentives to its employees. From time to time, pursuant to a stock option plan, stock options are used by the Company to provide long term incentives to its executives. The giving of stock options is not automatic but is based on much the same evaluation as that utilized for bonuses with a recommendation being made to the Board relative thereto. When a stock option is granted, the number of shares given may or may not, depending on the Board's determination, immediately vest or vest on a prorated basis over a period of years. The number of stock options for any particular executive, if granted, is determined by an assessment principally of the significance of the function performed by the executive and also of the executive's individual past, current and expected future contribution to the success of the Company.

4. CEO Compensation: The Committee determined the CEO's compensation for the fiscal year ended June 30, 1998 using the foregoing principles. The Committee noted that in the fiscal year ended June 30, 1997, the Company increased its net sales by 15% and its net income by 32% over the previous fiscal year. The Committee also took note of the grant to Mr. Munn of a ten-year incentive stock option to purchase 1,000,000 shares of the Company's Common Stock which it had authorized in March 1995. This option was scheduled to vest as to 100,000 shares annually from 1995 until 2004. The Committee considered both Mr. Munn's potential upside resulting from this option and his salary level, and arrived at what it considered to be an appropriate compensation package for the fiscal year ended June 30, 1998. Mr. Munn left the Company in March 1999.

     COMPENSATION COMMITTEE

     Carl Hathaway
     John G. Hockin, II
     Larry K. Reynolds


                  STOCK PRICE PERFORMANCE GRAPH


     The following graph sets forth the Company's total shareholder return as compared to the S&P 500(R) Index and the S&P(R) Chemicals Index over a five-year period, beginning June 30, 1993, and ending June 30, 1998. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, the S&P 500 and the S&P Chemicals Index. It also assumes reinvestment of all dividends.

                      [graph inserted here]

             6/30/93     6/30/94    6/30/95     6/28/96   6/30/97   6/30/98

Pacer
Technology    $100        $103       $106        $131      $122      $141

S&P 500       $100        $101       $128        $161      $217      $282

S&P Chemicals $100        $126       $152        $190      $264      $313


   PROPOSAL TWO:  AUTHORIZATION OF A CLASS OF PREFERRED STOCK


     The Board of Directors is requesting that the shareholders amend the Company's Articles of Incorporation to approve and authorize a new class of preferred shares consisting of 100,000 shares.
The Board believes that the availability of authorized but unissued preferred shares will provide the Company with the flexibility to issue preferred shares for proper corporate purposes which may be identified in the future, such as to raise equity capital and to make acquisitions through the use of stock.
The Board of Directors has no immediate plans, understandings, agreements, or commitments of any kind whatsoever to issue preferred shares for any purposes.

      The Board of Directors believes that the proposed creation of the class of preferred stock will make available sufficient preferred shares for use should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system. The terms of any preferred shares to be issued, including but not limited to dividend or interest rates, conversion prices, voting rights, redemption prices and similar matters will be determined by the Board of Directors. The Company reserves the right to seek an increase in authorized common or preferred shares from time to time in the future as considered appropriate by the Board of Directors.

      Under the Company's Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to any of its shares. Thus, should the Board of Directors elect to issue additional common or preferred shares, existing shareholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares, such issuance could have a dilutive effect on the earnings per share, voting power, and shareholdings of current shareholders.

      The proposed amendment to create a new class of preferred shares could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing preferred shares, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company.

The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

     Adoption of the proposal to amend the Articles of Incorporation to approve and authorize the new class of preferred shares requires the affirmative vote of a majority of the outstanding shares of the Company.

     The Board of Directors recommends that the shareholders vote FOR Proposal Two.


       PROPOSAL THREE:  INCREASE OF SHARES AVAILABLE UNDER
             THE 1994 NONQUALIFIED STOCK OPTION PLAN


     The Board of Directors is requesting that the Company's shareholders approve an amendment to the Pacer Technology 1994 Nonqualified Stock Option Plan (the "Plan") to increase the number of shares available for the grant of options under the Plan. The purpose of this amendment is to provide the Company with an additional 200,000 shares of Common Stock that can be awarded to directors and employees of the Company. There are currently authorized 2,000,000 shares under the Plan, and the amendment would increase that number to 2,200,000 shares. The Board of Directors has two members who have joined the Board since the last Annual Meeting, Messrs. Merriman and Tirman, neither of whom has been granted any options. In addition, it is possible that the number of directors may be increased to greater than five to accommodate additional new members, although no candidates have yet been identified. Management believes that this amendment is in the best interests of the Company because of the need to provide equity incentives to attract and retain quality directors and employees, remain competitive in the industry and expand management's stake in the long term development, performance and financial success of the Company. In this way, the Company can directly link the interests of management to maximizing shareholder value.

     Following is a table that sets forth the status of grants of options under the Plan.

                                                       Options
          Name                          Capacity       Granted
          -------------------         ------------    -----------
          Carl Hathaway                 Director         100,000
          John G. Hockin, II            Director       1,300,000
          D. Jonathan Merriman          Director            0
          Larry Reynolds                Director         100,000
          Geoffrey Tirman               Director            0

                                                              Options
          Name                          Capacity              Granted
          ------------------           ----------------      ----------
          DeVere McGuffin               Former director        300,000
          Joe Brock                     Former director        100,000
          All current directors who
          are not executive
            officers as a group
            (five persons)                    --              1,500,000
          All current employees
            as a group                        --                  0

     The Company and its subsidiaries currently employ approximately 120 persons full time, of whom approximately 30 persons may be considered key employees eligible for participation in the Plan. In addition, there are five non-employee directors who would also be eligible to receive options under the Plan. In the opinion of the Board, it is in the best interests of the Company and its shareholders to provide, through the Plan, an incentive compensation program designed to enable the Company to attract, retain and reward directors and key employees. The Board has made no determination to whom options may be granted if the proposed amendment is adopted by the shareholders.

     The following is a brief summary of the material features of the Plan.


Summary of the Plan


     Under the Plan, directors, officers and key employees of the Company or its subsidiaries may be granted nonqualified stock options ("NQOs") thereunder.

     Eligibility. The persons who shall be eligible to receive grants of NQOs under the Plan shall be, at the time of the grant, the directors, officers and key employees of the Company and its subsidiaries.

     Administration. The Plan shall be administered by the Board which has the power to construe and interpret the provisions of the Plan and any NQO granted thereunder. Pursuant to the Plan, the Board may delegate its powers to a committee composed of at least two members of the Board, one of whom shall be the President of the Company.

     Shares Subject to the Plan. The number of shares of Common Stock in respect of which NQOs may be granted under the Plan shall not exceed 2,000,000 shares. The proposed amendment would increase this amount to 2,200,000 shares. Amounts are subject to adjustment upon certain changes in the Company's capitalization or structure. Upon the expiration or termination, in whole or in part, for any reason of an outstanding NQO or any portion thereof which shall not have been exercised, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional NQOs under the Plan.

     Option Price and Vesting of NQOs.  The purchase price per share (the
"NQO Price") of the shares of Common Stock underlying each NQO and the vesting schedule for each NQO shall be determined by the Board, but the NQO Price shall not be less than the fair market value of the Common Stock on the date of grant of the NQO.

     Exercise of NQOs. NQOs granted under the Plan may be exercised, to the extent vested, by the holder by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the purchase price therefor in cash or by check; provided, however, that if permitted by the Board, the exercise price may also be paid by (i) the delivery of unrestricted Common Stock owned by the holder duly endorsed for transfer to the Company; (ii) by promissory note; or (iii) by a combination of cash, check, promissory note and/or unrestricted Common Stock. NQOs may be exercised only by the optionee or, in the event of the death of the optionee, by the person or persons (including the deceased optionee's estate) to whom the deceased optionee's rights under the NQO shall have passed by will or the laws of descent and distribution. An NQO may not be assigned or transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by such optionee.

     Adjustment Upon Recapitalization and Corporate Changes. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities of the Company through reorganization, merger, consolidation, recapitalization or reclassification, stock split, stock dividend, or like capital adjustment, a proportionate adjustment shall be made (a) in the number of shares of Common Stock that may be purchased pursuant to the exercise of NQOs granted under the Plan and (b) in the number, price and kind of shares subject to any outstanding NQO granted under the Plan. Upon the dissolution or liquidation of the Company the Plan and all NQOs then outstanding under it shall automatically terminate as of the effective date of such event and be of no further force and effect whatsoever. In the event of the merger or consolidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, or the sale, lease or exchange of all or substantially all of the Company's assets or business, as a result of which the Company's outstanding Common Stock is exchanged for or converted into cash or property or securities not of the Company (a "Transaction"), then in any such case the Company shall use its best efforts to provide for the assumption of the Plan and all NQOs issued there-under by the successor corporation or a parent or a subsidiary thereof. If the Company shall not be successful in this regard, then the Plan and all NQOs issued thereunder shall remain in full force and effect after the consummation of the Transaction, and the optionee shall thereafter be entitled to receive, upon exercise of his NQO in full, securities and/or other property identical to that which he would have received had he (i) exercised said NQO in full immediately prior to the consummation of the Transaction and then (ii) submitted the securities received upon exercise for conversion pursuant to the terms of the Transaction.

     Termination of NQOs. Each NQO granted under the Plan shall set forth a termination date thereof, which date shall not be later than ten years from the date such NQO is granted. NQOs may terminate earlier than the regularly scheduled termination date in the event of the termination of employment, death or disability of the optionee.

     Termination of the Plan. The Plan shall terminate when all shares of Common Stock that may be issued thereunder have been so issued; provided, however, that the Board may terminate the Plan at any other time. Unless earlier terminated by the Board, the Plan shall terminate ten years after the date of its approval by the Board, i.e., November 14, 2004.

     Amendment of Plan. The Board may (a) make such amendments to the terms and conditions of granted NQOs as it shall deem advisable, provided each optionee affected by such change consents thereto, and (b) make such amendments to the Plan as it deems advisable; provided, however that the Board shall not, without the approval of the shareholders of the Company, (i) increase the maximum number of shares of Common Stock as to which NQOs may be granted under the Plan; (ii) materially increase the benefits accruing to the participants under the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; or (iv) extend the period during which NQOs may be granted or exercised.

     The closing bid and asked prices of the Common Stock on May 10, 1999 were $1.06 and $1.09, respectively.


Federal Income Tax Consequences


     Based on current provisions of the Internal Code of 1986, as amended (the "Code"), and the existing regulations promulgated thereunder, the anticipated federal income tax consequences with respect to NQOs granted under the Plan are as described below.

     Generally, at the time of the Grant of an NQO, no taxable income will be recognized by an optionee and the Company will not be entitled to a deduction. Upon exercise of such an option, the optionee generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such optionee exceeds the aggregate NQO Price ("Aggregate NQO Price"). However, if a sale of Common Stock received upon exercise of such option would subject the optionee to suit under section 16(b) of the Securities Exchange Act of 1934 ("the Exchange Act"), the optionee will not recognize income (and the Company will not be entitled to a deduction) at the time such option is exercised unless the optionee makes an election to recognize income at that time. If such election is not made, the optionee will recognize income and the Company will be entitled to a deduction at the time when section 16(b) of the Exchange Act would no longer apply to such sale.

     Income recognized by the optionee upon exercise of an NQO will be taxed as ordinary income. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Pursuant to the Plan, the exercise of each NQO shall be subject to the Company's determination that all withholding taxes and liabilities relating to the NQO have been satisfied.

     Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of an NQO, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds upon disposition and the fair market value at the time of exercise. The tax rate on such capital gain will depend on the length time that the shares were held before sale.

     To the extent an optionee pays all or part of the NQO Price by tendering shares of Common Stock owned by the optionee, the tax consequences described above would generally apply. However, the number of shares received upon exercise equal to the number of shares surrendered in payment of the Aggregate NQO Price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period that commences on the date of exercise.

     The foregoing summary of the effects of federal income taxation upon optionees and the Company with respect to shares of Common Stock issued under the Plan does not purport to be complete, and reference is made to the applicable provisions of the Code.

     Approval of the proposal to increase the number of shares available for the grant of options under the Plan will require the affirmative vote of a majority of the shares of Common Stock that are present or represented and entitled to vote at the 1999 Special Meeting.

     The Board of Directors recommends that the shareholders vote FOR Proposal Three.


                      CERTAIN TRANSACTIONS


     Effective in November 1994, the Company and James T. Munn, the former President and CEO, entered into a two-year employment agreement. Mr. Munn received a salary of $261,000 per annum during the term of said Agreement.
He also received a ten-year incentive stock option to purchase 1,000,000 shares of the Company's Common Stock at $1.00 per share. Mr. Munn left the Company in March 1998. At that time, 400,000 shares of said option had vested and were then exercisable and the remaining 600,000 shares were canceled.
The 400,000 shares then expired 30 days after Mr. Munn's departure without having been exercised.

     In October 1994, the Company loaned to John Hockin, a director of the Company, $309,187.50 to enable Dr. Hockin to exercise a nonqualified stock option. The note was a full recourse note, had a four-year term, bore interest at 7.89% per year, and was secured by the 485,000 shares of Pacer Common Stock purchased pursuant thereto. In 1998, the Board extended the term of the note for six months. Dr. Hockin paid portions of this note in August 1997, January 1999 and February 1999 and paid the remaining balance in full in April 1999.

     In November 1995, the Company loaned to John Hockin, a director of the Company, $120,967.50 to enable Dr. Hockin to exercise warrants to purchase 381,000 shares of the Company's Common Stock. The note was a full recourse note, had a four-year term, bore interest at 6.6939% per year, and was secured by the 381,000 shares of Pacer Common Stock purchased pursuant thereto.
Dr. Hockin paid this note in full in August 1997.


                            AUDITORS


     KPMG Peat Marwick LLP served as the Company's auditors for the fiscal year ended June 30, 1998. The Board of Directors, having completed its review and evaluation of the auditing services performed by KPMG Peat Marwick LLP for that fiscal year, anticipates that KPMG Peat Marwick LLP will also serve as auditors for the fiscal year ending June 30, 1998. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects a representative of KPMG Peat Marwick LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Directors and executive officers are required to comply with section 16(a) of the Securities Exchange Act of 1934, which requires generally that such persons file reports on Form 4 on or before the tenth day of the month following any month in which they engage in any transaction in the Company's Common Stock. One director, Joe F. Brock, filed seven Form 4s late with respect to transactions that occurred in the fiscal years ended June 30, 1998 and 1997. The late Form 4s reflected 26 transactions in the Company's Common Stock. Mr. Brock resigned from the Board in April 1999.


               SUBMISSION OF SHAREHOLDER PROPOSALS
               FOR THE 1999 SHAREHOLDERS' MEETING


     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting to be held in 1999 must be received by the Companyno later than May 27, 1999 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting.
It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely delivery. No such proposals were received with respect to the Special Meeting scheduled for June 22, 1999.


                   ANNUAL REPORT ON FORM 10-K


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE
FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST to the Office of the President, Pacer Technology, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730.


                          OTHER MATTERS


     The cost of soliciting proxies will be borne by the Company. Solicitations are expected to be primarily by mail, but may also be made by telephone, telegraph or personal contact by officers, directors or employees of the Company without additional compensation. The Company will also request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to, and obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses.

     The Board of Directors of the Company knows of no business, matters or proposals which will be presented for consideration at the Meeting other than as discussed above. However, if any other business, matters or proposals should come before the Meeting, it is the intention of the persons named as proxy holders in the enclosed form of proxy to vote the proxies as shall be designated by the management of the Company. If the number of proxies necessary to adopt either of the matters discussed above is not obtained by the time of the Meeting, it is the intention of the proxy holders, unless instructed otherwise, to postpone or adjourn the Meeting as to such matter to a later time or times.

                              By Order of the Board of Directors:



                              John G. Hockin, II
                              Chairman
Rancho Cucamonga, California
May 25, 1999

P             THIS PROXY IS SOLICITED ON BEHALF OF
R          THE BOARD OF DIRECTORS OF PACER TECHNOLOGY
O
X             1999 Special Meeting of Shareholders
Y

     The undersigned shareholder of Pacer Technology, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated May 25, 1999, and Annual
Report to Shareholders for the fiscal year ended June 30, 1998, and hereby appoints John G. Hockin, II and Larry K. Reynolds, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special
Meeting of Shareholders of the Company to be held on Tuesday, June 22, 1999, at 9:00 a.m., California time, at the Country Suites by Ayers, 1945 East Holt Boulevard, Ontario, California, and at any adjournment or adjournments thereof, and to vote all Common Shares to which the undersigned would be entitled, if then and there personally present, on the matters set forth on the reverse side. Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.
                                                 SEE REVERSE SIDE


           CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes
     as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING.


1.   ELECTION OF DIRECTORS

Nominees:      Carl E. Hathaway, John G. Hockin, II, D. Jonathan
               Merriman, Larry Reynolds, Geoffrey Tirman

          FOR       WITHHOLD
          [ ]       [ ]


          [ ]
               For all nominees except as noted above


2.   AUTHORIZATION OF CLASS OF PREFERRED SHARES

          FOR       AGAINST        ABSTAIN
           [ ]             [ ]           [ ]


3.   INCREASE OF SHARES ISSUABLE UNDER 1999 NONQUALIFIED STOCK OPTION
     PLAN

          FOR       AGAINST        ABSTAIN
           [ ]             [ ]           [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

               (This Proxy should be marked, dated, signed by the shareholder
               (s) exactly as his name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



               Signature:                                Date

               Signature:                                Date

                                             MARK HERE FOR
                                             ADDRESS CHANGE AND
                                             NOTE AT [ ] LEFT

                 DO NOT FOLD, STAPLE OR MUTILATE





                           APPENDIX A

            (Assumes adoption of proposed amendment)


                        PACER TECHNOLOGY

               1994 NONQUALIFIED STOCK OPTION PLAN

     Section 1.   Definitions.

          As used herein, the following terms have the following meanings:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the Common Stock, no par value, of the Company.

          (d)  "Company" means Pacer Technology, a California corporation.

          (e) "Director" means a duly elected member of the Board of Directors of the Company or of any Parent or Subsidiary of the Company.

          (f) "Employee" means any employee, including officers, of the Company and/or any Parent or Subsidiary of the Company.

          (g) "Option" means an option granted by the Board under the Plan as set forth in an Option Agreement.

          (h) "Option Agreement" means a written stock option agreement duly executed on behalf of the Company, delivered to an Optionee, and executed by such Optionee in accordance with section 14 hereof.

          (i) "Optionee" means an Employee or Director who has been granted an Option.

          (j) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in section 425 of the Code.

          (k) "Plan" means the Pacer Technology 1994 Nonqualified Stock Option Plan as set forth herein.

          (l) "Stock" means the authorized but unissued shares of Common Stock of the Company.

          (m) "Subsidiary" means a subsidiary corporation, whether now or hereafter existing, as defined in section 425 of the Code.

     Section 2.   Purpose.

          The purpose of this Plan is to provide a means whereby Employees and Directors of the Company may be given an opportunity to purchase the Common Stock of the Company pursuant to "nonqualified stock options," at the discretion of the Board and as reflected in the terms of a written Option Agreement. This Plan is based upon the belief that it is in the best interests of the Company and its shareholders for Employees and Directors of the Company to have a stake in the Company's successful operation, thereby providing important incentives to expand and improve the profit position of the Company. In addition, it is believed that the opportunity afforded Employees, Directors and Consultants to develop a proprietary interest in the Company will materially aid the Company in obtaining and retaining Employees and Directors of outstanding ability.

     Section 3.   Shares Subject to the Plan.

          (a) The aggregate number of shares which may be issued under Options is 2,200,000 shares, subject to adjustment as provided for in section 12 below, and such number of shares of the authorized but unissued Common Stock is hereby appropriated for the purposes of the Plan and reserved for issuance upon the due exercise of Options granted under the Plan.

          (b) If any shares of Common Stock are delivered to the Company in payment of the exercise price of an Option as provided under section 8 hereof, or if any Option granted under the Plan shall expire or terminate without having been exercised in full for any reason including, without limitation, cancellation, surrender or exchange (whether or not in connection with the regranting or substitution of an Option or otherwise), the unpurchased shares subject to such expired or terminated Option or the shares delivered in payment of an Option, as the case may be, shall immediately become available for the grant of additional Options under the Plan.

     Section 4.   Form of Option.

          Options issued under this Plan will be Nonqualified Options ("NQOs").

     Section 5.   Plan Administration.

          (a) Subject only to the express provisions of the Plan, the Board shall have the sole authority in its own discretion (i) to interpret the Plan, provide, modify and rescind rules and regulations relating to it, including the terms and provisions of each Option Agreement, which may vary among Employees and Directors or as to the same Employee, Director or Consultant to whom more than one Option may be granted, and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; (ii) to determine each Employee or Director to whom an Option or Options shall be granted, the number of shares to be subject to each Option, the times or dates at which and the consideration, if any (which may include the surrender for cancellation of any other option held by a proposed Optionee), for which an Option shall be granted, the option exercise price and the vesting schedule; and (iii) to modify or amend any Option with the consent of the holder thereof. In making such determinations, the Board may take into account the nature of the services rendered by the Optionee, his present and potential contributions to the success of the Company and such other factors as the Board in its discretion may deem applicable to carry out the purposes of the Plan.

          (b) The Board shall have the authority to delegate some or all of the powers granted to it pursuant to this section 5 to a committee (the "Committee") appointed by the Board and consisting of not less than two (2) members of the Board, one of whom shall be the President of the Company. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, unless otherwise determined by the Board.

          (c) If there shall be any change in the Stock subject to this Plan or the Stock subject to any Option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board in the aggregate number of shares subject to this Plan, and the number of shares and the price per share subject to outstanding Options in order to preserve, but not to increase, the benefits of the Optionee.

          (d) Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

     Section 6.   Eligible Participants.

          Employees and Directors of the Company or any Parent or Subsidiary shall be eligible to be selected by the Board for the grant of an NQO. Only those Employees and Directors as the Board in its sole discretion shall select from time to time for the grant of an NQO shall be eligible to receive an NQO.

     Section 7.   Option Exercise Price.

          (a) The exercise price of each NQO granted hereunder shall be determined by the Board and shall be no less than the fair market value of the Common Stock on the date such Option is granted, as determined in good faith by the Board.

          (b) The fair market value shall be determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System), or, in the event the Common Stock is listed on a stock exchange or on the NASDAQ National Market System (or other national market system), the fair market value per share shall be the closing price on the exchange or on the NASDAQ
National Market System (or other national market system), as the case may be, as of the date of grant of the Option, as reported in the Wall Street Journal.

     Section 8.   Payment of Option Exercise Price.

          (a) The exercise price with respect to the Stock being purchased by an Optionee upon the exercise of an Option in whole or in part shall be paid in full to the Company in cash; provided, however, that if permitted in the Option Agreement, the exercise price may be paid (i) in cash; (ii) by check; (iii) by the delivery of unrestricted Common Stock owned by the Optionee duly endorsed for transfer to the Company; or (iv) a combination of cash, check, and/or unrestricted Common Stock.

          (b) If the consideration for the exercise of an Option is the surrender of previously acquired and owned Common Stock, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his title to the Common Stock used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such Common Stock free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such Common Stock without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The value of the Common Stock used to effect the purchase shall be the fair market value of those shares of Common Stock on the day of exercise as determined by the Board in its sole discretion, exercised in good faith. In the event that publicly reported prices for the Common Stock are available, the Board shall determine the fair market value of the Common Stock by reference to the publicly reported closing sales price or the average of the publicly reported closing bid and asked prices, as the case may be, for transactions occurring on the date of exercise or, if no transactions occur on such date, on the last day preceding the date of exercise for which reported prices are available. Optionees electing to pay all or part of the exercise price of an Option by delivery of Common Stock shall not be entitled to receive fractional shares to the extent, if any, that the fair market value of such Common Stock exceeds such exercise price, but instead shall be entitled to cash in lieu thereof.
Any applicable federal or state withholding tax shall be paid in full in cash by the Optionee to the Company upon the exercise of an Option.

     Section 9.   Term and Exercise of Options.

          (a) Each Option shall have a maximum term of ten (10) years from the date of grant or such shorter term as may be fixed by the Board and set forth in the Option Agreement.

          (b) Subject to the provisions of section 13 hereof, unless otherwise determined by the Board and set forth in the Option Agreement, each Option may be exercised, during the term of the Option, in whole at any time, or in part from time to time, after the date of grant. Any Option Agreement may provide (i) that the right to exercise the Option in whole or part shall not accrue until a certain date or the occurrence of any event; (ii) that the right to exercise the Option shall accrue over time in accordance with a vesting schedule determined by the Board; or (iii) that such accrual shall be accelerated upon the occurrence of any other event including, without limitation, the dissolution of the Company, a tender offer for the Common Stock or the death of the Optionee.

     Section 10.   Termination of Employment.

          (a) In the event that an Optionee ceases to be employed by the Company, or any Parent or Subsidiary for any reason other than death or disability and unless otherwise provided in the Option Agreement, all unexercised Options held by such Optionee shall expire unless exercised within 30 days (or such other period not exceeding three months as is determined by the Board) after the date such Optionee's employment is terminated; provided that during such time period, unexercised Options may be exercised only to the extent such Options were exercisable on the date of termination.

          (b) In the event that an Optionee ceases to be employed by the Company or any Parent or Subsidiary due to disability or death and unless otherwise provided in the Option Agreement, all unexercised Options held by such Optionee, or by the estate or successors of such deceased Optionee, may be exercised until the date on which they would have expired had said Optionee remained employed by the Company or any Parent or Subsidiary; provided that during such time period, unexercised Options may be exercised only to the extent such Options were exercisable on the date of death or disability.

          (c) The provisions of this section in no event shall operate to extend the period during which an Option may be exercised beyond its term.

     Section 11.   Nontransferability.

          No Option may be transferred by an Optionee otherwise than by will or the laws of descent and distribution, and each Option may be exercised, during the Optionee's lifetime, only by the Optionee.

     Section 12.  Adjustments.

          (a)  Adjustments by Stock Split, Stock Dividend, Etc.  If the
Company shall at any time increase or decrease the number of its outstanding shares of stock, or change in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution upon such shares payable in Stock, or through a stock split or subdivision of shares or a consolidation or combination of shares or through a reclassification or recapitalization involving the Stock, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock on which options may be granted under the Plan; (ii) the maximum number of shares of Stock with respect to which an Employee may receive an Option hereunder; and (iii) the shares of Stock then included in each outstanding Option granted hereunder.

          (b) Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Optionee then holding an Option hereunder upon exercise thereof.

          (c) Apportionment of Price. Upon any occurrence described in the preceding subsections (a) and (b), the total Purchase Price under any then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to the Option.

          (d) Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or for any other corporation, all Optionees shall be granted the right on the same terms to subscribe for the same amount of such Stock or other securities corresponding to the number of shares of the Company issued to the Optionee upon exercise of an Option hereunder.

          (e) Determination by the Board, Etc. Adjustment under this section 12 shall be made by the Board or its designated committee, whose determination with regard thereto shall be final and binding. No fractional shares of Stock shall be issued on account of any such adjustment.

     Section 13.  Dissolution or Receivership; Merger or Consolidation.

          (a) Upon the occurrence of any of the following events, this Plan and all Options then outstanding under it shall automatically terminate as of the effective date of such event and be of no further force and effect whatsoever:

               (i)  The dissolution or liquidation of the Company;

               (ii) The appointment of a receiver for all or substantially all of the Company's assets or business; or

               (iii)The appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes.

          (b) To the extent practicable, at least twenty (20) days' prior written notice of any event described in subsection 13(a) shall be given by the Company to the Optionee. The Optionee may exercise this Option at any time before the occurrence of the event requiring the giving of notice. Such notice shall be deemed to have been given when delivered personally to the Optionee or when mailed to the Optionee by registered or certified mail, postage prepaid, at the Optionee's last address known to the Company.

          (c) In the event of the merger or consolidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, or the sale, lease or exchange of all or substantially all of the Company's assets or business, as a result of which the Company's outstanding Common
Stock is exchanged for or converted into cash or property or securities not of the Company (a "Transaction"), then in any such case the Company shall use its best efforts to provide for the assumption of this Plan and all Options issued hereunder by the successor corporation or a parent or a subsidiary thereof. If the Company shall not be successful in this regard, then this Plan and all Options issued hereunder shall remain in full force and effect after the consummation of the Transaction, and the Optionee shall thereafter be entitled to receive, upon exercise of his Option in full, securities and/or other property identical to that which he would have received had he (i) exercised said Option for the Stock in full immediately prior to the consummation of the Transaction and then (ii) submitted the Stock for conversion pursuant to the terms of the Transaction.

          (d) The existence of this Plan or of Options granted hereunder shall not in any way prevent any transaction described herein, and no Optionee shall have the right to prevent any such transaction.

          (e) Notwithstanding any other provision of this Plan, to the extent that any provision of this section 13 shall be inconsistent with the provisions of section 5(c) hereof, the provisions of section 5(c) shall be controlling.

     Section 14.   Rights as an Optionee, Shareholder or Employee.

          Nothing contained in the Plan, in any resolution adopted by the Board, in any approval by the shareholders of the Company or in any action taken by the Board shall vest in any individual employed by the Company or by any Parent or Subsidiary the right to receive any Option under the Plan. No person shall have any right to exercise an Option unless and until a written Option Agreement shall have been duly executed on behalf of the Company by such officer or officers as the Board shall designate for such purpose, delivered to the Optionee named therein, and executed by him. No person shall have any rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to the Optionee for such shares. Nothing contained in the Plan shall confer, and each Option Agreement shall expressly provide that the granting of an Option does not confer, on any Optionee any right to or guarantee of continued employment by the Company, or in any way limit the right of the Company to terminate the employment of an Optionee at any time.

     Section 15.   Other Provisions.

          Notwithstanding the express provisions of the Plan, any Option may be granted on such additional or more restrictive terms as the Board shall deem advisable consistent with the Plan.

     Section 16.   Registration and Resale.

          The Plan, the shares of Common Stock subject thereto, and the Options granted thereunder may, in the discretion of the Board, be registered under the Securities Act of 1933, as amended, or under the securities laws of any state. As a condition to the grant of any Option under the Plan or the issuance of shares of Stock upon the exercise thereof, the Board may require that the Optionee agree to comply with such provisions of federal and state securities laws as may be applicable to such grant or issuance or to the sale of shares acquired thereby and deliver to the Company a written agreement in form and substance satisfactory to the Company and its counsel implementing such agreement.

     Section 17.   Effective Date, Term and Shareholder Approval of Plan.

          The Plan shall become effective on November 14, 1994, the date of its approval by the Board. The Plan shall remain in effect until all Options granted hereunder shall have expired or been exercised; provided, however, that no Option may be granted under the Plan at any time after ten years from the effective date of the Plan. This Plan is subject to the approval by the holders of a majority of the shares of Stock outstanding at a meeting of shareholders of the Company held within one (1) year following the effective date or by written consent of the shareholders of the Company obtained in accordance with California law within such one year period. If the Plan is not so approved within one year from the date of adoption by the Board, this Plan and any Options granted hereunder shall be and become void.
Pending approval of the Plan by the shareholders, the Board may grant Options conditioned upon such approval, and any Options so granted will be effective as of their date of grant subject only to such approval.

     Section 18.   Amendment, Suspension or Termination of Plan.

          The Board may at any time in its discretion suspend, revise, modify or amend the Plan in any manner whatsoever or terminate the Plan; provided, however, that except as contemplated by the provisions of section 12, the Board shall not, without the approval of the shareholders of the Company, (i) increase the maximum number of shares of Stock as to which Options may be granted under the Plan; (ii) materially increase the benefits accruing to the participants under the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; or (iv) extend the period during which Options may be granted or exercised. No termination, suspension, revision, modification or amendment of the Plan shall impair any option theretofore granted under the Plan or deprive any Optionee of any shares of Stock that he may have acquired through or as a result of the Plan or otherwise adversely affect the rights of an Optionee under an outstanding Option, except with the consent of the Optionee.

     Section 19.   Treatment of Proceeds.

          Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.



     Section 20.   Section Headings.

          The section headings are included herein only for convenience and they shall have no effect on the interpretation of the Plan.